AGREEMENT AND PLAN OF REORGANIZATION

          THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of this 28th day of February, 2005, by and between Franklin Multi-Income Trust ("Multi-Income Trust"), a Massachusetts business trust and a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), with its principal place of business at One Franklin Parkway, San Mateo, California 94403, and Franklin Custodian Funds, Inc. ("Custodian Funds"), a Maryland corporation and an open-end management investment company registered under the 1940 Act, with its principal place of business at One Franklin Parkway, San Mateo, California 94403, on behalf of its series, Franklin Income Fund ("Income Fund").

                             PLAN OF REORGANIZATION

         The reorganization (hereinafter referred to as the "Reorganization") will consist of (i) the acquisition by Income Fund of substantially all of the property, assets and goodwill of Multi-Income Trust in exchange solely for full and fractional shares, par value $0.01 per share, of Income Fund - Class A ("Income Fund Class A Shares"); (ii) the distribution of Income Fund Class A Shares to the holders of shares of beneficial interest, par value $0.01 per share, of Multi-Income Trust ("Multi-Income Trust Shares"), according to their respective interests in Multi-Income Trust in complete liquidation of Multi-Income Trust; and (iii) the dissolution of Multi-Income Trust as soon as is practicable after the closing (as described in Section 3, hereinafter called the "Closing"), all upon and subject to the terms and conditions of this Agreement hereinafter set forth.

                                    AGREEMENT

         In order to consummate the Reorganization and in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1. SALE AND TRANSFER OF ASSETS, LIQUIDATION AND DISSOLUTION OF MULTI-INCOME
   TRUST.

     (a) Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties of Custodian Funds, on behalf of Income Fund, herein contained, and in consideration of the delivery by Custodian Funds, on behalf of Income Fund, of the number of Income Fund Class A Shares hereinafter provided, Multi-Income Trust agrees that it will convey, transfer and deliver to Custodian Funds, on behalf of Income Fund, at the Closing, all of Multi-Income Trust's then existing assets, free and clear of all liens, encumbrances, and claims whatsoever, except for cash, bank deposits, or cash equivalent securities in an estimated amount reasonably necessary to: (i) pay its costs and expenses of carrying out this Agreement (including, but not limited to, fees of counsel and accountants, and expenses of its liquidation and dissolution contemplated hereunder), which costs and expenses shall be established on Multi-Income Trust's books as liability reserves; (ii) discharge its unpaid liabilities on its books at the closing date (as defined in Section 3, hereinafter called the "Closing Date"), including, but not limited to, its income dividends and capital gains distributions, if any, payable for the period prior to, and through, the Closing Date and those liabilities that would otherwise be discharged at a later date in the ordinary course of business; and
(iii) pay such contingent liabilities as the Board of Trustees of Multi-Income Trust shall reasonably deem to exist against Multi-Income Trust, if any, at the Closing Date, for which contingent and other appropriate liability reserves shall be established on Multi-Income Trust's books (hereinafter "Net Assets"). Multi-Income Trust shall also retain any and all rights that it may have over and against any person that may have accrued up to and including the close of business on the Closing Date. Neither Custodian Funds nor Income Fund will assume any liabilities of Multi-Income Trust, whether absolute or contingent.

     (b) Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties of Multi-Income Trust herein contained, and in consideration of such sale, conveyance, transfer, and delivery, Custodian Funds, on behalf of Income Fund, agrees at the Closing to deliver to Multi-Income Trust the number of Income Fund Class A Shares, determined by: (i) dividing the net asset value per share of the Multi-Income Trust Shares by the net asset value per share of Income Fund Class A Shares; and (ii) multiplying the result thereof by the number of outstanding Multi-Income Trust Shares, all as of 1:00 p.m., Pacific time, on the Closing Date. All such values shall be determined in the manner and as of the time set forth in Section 2 hereof.

     (c) Immediately following the Closing, Multi-Income Trust shall distribute pro rata to its shareholders of record as of the close of business on the Closing Date, Income Fund Class A Shares received by Multi-Income Trust pursuant to this Section 1. Such distribution shall be accomplished by the establishment of accounts on the share records of Income Fund of the type and in the amounts due such shareholders, based on their respective holdings as of the close of business on the Closing Date. Fractional Income Fund Class A Shares shall be carried to the fourth decimal place. As promptly as is practicable after the Closing, each holder of any outstanding certificate or certificates representing shares of beneficial interest of Multi-Income Trust shall be entitled to surrender the same to the transfer agent for Income Fund in exchange for the number of Income Fund Class A Shares into which the Multi-Income Trust Shares theretofor represented by the certificate or certificates so surrendered shall have been converted. Until so surrendered, each outstanding certificate which, prior to the Closing, represented shares of beneficial interest of Multi-Income Trust shall be deemed for all Custodian Funds' purposes to evidence ownership of the number of Income Fund Class A Shares into which the Multi-Income Trust Shares (which, prior to the Closing, were represented thereby) have been converted. Certificates for Income Fund Class A Shares shall not be issued, unless specifically requested by the shareholders. Promptly following the Closing and the liquidating distribution of the Income Fund Class A Shares, Multi-Income Trust shall be dissolved.

2. VALUATION.

     (a) The value of Multi-Income Trust's Net Assets to be acquired by Custodian Funds, on behalf of Income Fund hereunder, shall in each case be computed as of 1:00 p.m., Pacific time, on the Closing Date, in a manner consistent with the valuation procedures described in Multi-Income Trust's registration statement on Form N-2, as filed with the U.S. Securities and Exchange Commission (the "SEC") on August 25, 1989, as such disclosures have been amended to date by any: (i) amendments to Multi-Income Trust's Registration Statement on Form N-2 as filed with the SEC; (ii) press releases issued on behalf of Multi-Income Trust; and (iii) Multi-Income Trust's annual or semi-annual reports sent to shareholders pursuant to Section 30 of the 1940 Act (collectively, the "Multi-Income Trust Disclosure Documents").

     (b) The per-share net asset value of Multi-Income Trust Shares shall be determined as of 1:00 p.m., Pacific time, on the Closing Date, in a manner consistent with the valuation procedures described in the Multi-Income Trust Disclosure Documents.

     (c) The per-share net asset value of Income Fund Class A Shares shall be determined as of 1:00 p.m., Pacific time, on the Closing Date, in a manner consistent with the valuation procedures described in Income Fund's currently effective prospectus.

3. CLOSING AND CLOSING DATE.

     The Closing Date shall be July 28, 2005, or such later date as the parties may mutually agree. The Closing shall take place at the principal office of Custodian Funds at 2:00 p.m., Pacific time, on the Closing Date. Multi-Income Trust shall have provided for delivery as of the Closing those Net Assets of Multi-Income Trust to be transferred to the account of Income Fund's custodian, Bank of New York, Mutual Funds Division, 100 Church Street, New York, New York 10286. Also, Multi-Income Trust shall deliver at the Closing a list of names and addresses of the shareholders of record of its Multi-Income Trust Shares and the number of full and fractional Multi-Income Trust Shares owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, all as of 1:00 p.m., Pacific time, on the Closing Date, certified by its transfer agent or by its President to the best of its or his knowledge and belief. Custodian Funds, on behalf of Income Fund, shall provide evidence satisfactory to Multi-Income Trust that the Income Fund Class A Shares to be delivered to the account of Multi-Income Trust hereunder have been registered in an account on the books of Income Fund in such manner as the officers of Multi-Income Trust may request.

4. REPRESENTATIONS AND WARRANTIES BY CUSTODIAN FUNDS, ON BEHALF OF INCOME FUND.

     Custodian Funds, on behalf of Income Fund, represents and warrants to Multi-Income Trust that:

     (a) Income Fund is a series of Custodian Funds, a corporation created under the laws of Maryland pursuant to Articles of Incorporation dated October 9, 1979, and filed, accepted and recorded by the Maryland State Department of Assessment and Taxation on October 16, 1979 ("Charter"), and validly exists under the laws of the State of Maryland. Custodian Funds is duly registered under 1940 Act as an open-end management investment company, and all of the Income Fund Class A Shares sold to date were sold pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "1933 Act"), except for those shares sold pursuant to the private offering exemption for the purpose of raising initial capital as required by the 1940 Act or obtaining any necessary approvals of the initial shareholder of a newly created series.

     (b) Custodian Funds is authorized to issue 32 billion shares of common stock, par value $0.01 per share, each outstanding share of which is fully paid, non-assessable, freely transferable and has full voting rights, and currently issues shares of five series, including Income Fund. Income Fund is further divided into six classes of shares and the number of shares of stock, par value $0.01 per share, and, as of February 28, 2005, has been allocated and designated to each of these classes of shares as follows: (i) Class A-7,600,000,000 shares;
(ii) Class  B-2,000,000,000  shares; (iii) Class  B1-1,000,000,000  shares; (iv)
Class C-3,600,000,000 shares; (v) Class R-1,000,000,000 shares; and (vi) Advisor Class-1,000,000,000 shares.

     (c) The audited financial statements appearing in Custodian Funds' Annual Report to Shareholders for the fiscal year ended September 30, 2004, audited by PricewaterhouseCoopers LLP, including the financial statements for Income Fund for the fiscal year then ended, copies of which have been delivered to Multi-Income Trust, fairly present the financial position of Income Fund as of such date and the results of its operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

     (d) The books and records of Income Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of Income Fund.

     (e) Custodian Funds has the necessary corporate power and authority to conduct Income Fund's business as such business is now being conducted.

     (f) Custodian Funds, on behalf of Income Fund, is not a party to or obligated under any provision of its Charter or By-laws, each as amended to date, or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of or performance under this Agreement.

     (g) Income Fund has elected to be treated as a regulated investment company ("RIC") for federal income tax purposes under Part I of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), Income Fund has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by this Agreement will not cause it to fail to be qualified as a RIC as of the Closing Date.

     (h) Income Fund is not under jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (i) Income Fund does not have any unamortized or unpaid organizational fees or expenses.

5. REPRESENTATIONS AND WARRANTIES BY MULTI-INCOME TRUST.

     Multi-Income Trust represents and warrants to Custodian Funds, on behalf of Income Fund, that:

     (a) Multi-Income Trust is a business trust created under the laws of the Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated August 22, 1989, and recorded by the Commonwealth of Massachusetts on September 3, 1989 ("Declaration of Trust"), and validly exists under the laws of that Commonwealth. Multi-Income Trust is duly registered under the 1940 Act as a closed-end, management investment company and all of the Multi-Income Trust Shares sold were sold pursuant to an effective registration statement filed under the 1933 Act, except for those shares sold pursuant to the private offering exemption for the purpose of raising the required initial capital.

     (b) Multi-Income Trust is authorized to issue an unlimited number of shares of beneficial interest, par value $0.01 per share, without class designation, each outstanding share of which is fully paid, nonassessable, and has full voting rights.

     (c) The audited financial statements appearing in Multi-Income Trust's Annual Report to Shareholders for the fiscal year ended March 31, 2004, audited by PricewaterhouseCoopers, LLP, copies of which have been delivered to Custodian Funds on behalf of Income Fund, fairly present the financial position of Multi-Income Trust as of such date and the results of its operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

     (d) The financial statements (unaudited) appearing in Multi-Income Trust's Semi-Annual Report to Shareholders for the six-month period ended September 30, 2004, copies of which have been delivered to Custodian Funds on behalf of Income Fund, fairly present the financial position of Multi-Income Trust as of such date and the results of its operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

     (e) The books and records of Multi-Income Trust accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of Multi-Income Trust.

     (f) Multi-Income Trust has the necessary trust power and authority to conduct its business as such business is now being conducted.

     (g) Multi-Income Trust is not a party to or obligated under any provision of its Declaration of Trust or By-laws, each as amended to date, or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of or performance under this Agreement.

     (h) Multi-Income Trust has elected to be treated as a RIC for federal income tax purposes under Part I of Subchapter M of the Code, Multi-Income Trust is a "fund" as defined in Section 851(g)(2) of the Code, Multi-Income Trust has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by this Agreement will not cause it to fail to be qualified as a RIC as of the Closing Date.

     (i) Multi-Income Trust is not under jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (j) Multi-Income Trust does not have any unamortized or unpaid organization fees or expenses.

6. REPRESENTATIONS AND WARRANTIES BY MULTI-INCOME TRUST AND CUSTODIAN FUNDS ON BEHALF OF INCOME FUND.

     Multi-Income Trust and Custodian Funds, on behalf of Income Fund, each represents and warrants to the other that:

     (a) The statement of assets and liabilities to be furnished by it as of 1:00 p.m., Pacific time, on the Closing Date for the purpose of determining the number of Income Fund Class A Shares to be issued pursuant to Section 1 of this Agreement, will accurately reflect each such party's Net Assets and outstanding shares of beneficial interest or common stock, respectively, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

     (b) At the Closing, it will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in (a) above, free and clear of all liens or encumbrances of any nature whatsoever, except such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

     (c) Except as disclosed in the Multi-Income Trust Disclosure Documents or in Income Fund's currently effective prospectus, there is no material suit, judicial action, or legal or administrative proceeding pending or threatened against Multi-Income Trust or Income Fund, respectively. Neither Custodian Funds, on behalf of Income Fund, nor Multi-Income Trust is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects Income Fund's or Multi-Income Trust's business or their ability to consummate the transactions herein contemplated.

     (d) There are no known actual or proposed deficiency assessments with respect to any taxes payable by it.

     (e) The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action of its Board of Trustees or Board of Directors, as the case may be, and this Agreement, subject to the approval of Multi-Income Trust's shareholders, constitutes a valid and binding obligation enforceable in accordance with its terms.

     (f) It anticipates that consummation of this Agreement will not cause Multi-Income Trust or Custodian Funds, with respect to Income Fund, to fail to conform to the requirements of Subchapter M of the Code for federal income taxation qualification as a RIC at the end of its current fiscal year.

7. COVENANTS OF MULTI-INCOME TRUST AND CUSTODIAN FUNDS ON BEHALF OF INCOME FUND.

     (a) Custodian Funds, on behalf of Income Fund, and Multi-Income Trust each covenant to operate their respective businesses as presently conducted between the date hereof and the Closing.

     (b) Multi-Income Trust undertakes that it will not acquire Income Fund Class A Shares for the purpose of making distributions thereof to anyone other than Multi-Income Trust's shareholders.

     (c) Multi-Income Trust undertakes that, if this Agreement is consummated, it will liquidate and dissolve, file an application pursuant to Section 8(f) of the 1940 Act for an order declaring that it has ceased to be an investment company and take the necessary actions, including making the necessary filings, to withdraw its shares from listing on those stock exchanges on which Multi-Income Trust Shares are listed as of the Closing Date.

     (d) Multi-Income Trust and Custodian Funds, on behalf of Income Fund, each agree that, by the Closing, all of their federal and other tax returns and reports required by law to be filed on or before such date shall have been filed, and all federal and other taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such taxes.

     (e) At the Closing, Multi-Income Trust will provide Income Fund a copy of the shareholder ledger accounts, certified by Multi-Income Trust's transfer agent or its President to the best of its or his knowledge and belief, for all the shareholders of record of Multi-Income Trust Shares as of 1:00 p.m., Pacific time, on the Closing Date who are to become shareholders of Income Fund as a result of the transfer of assets that is the subject of this Agreement.

     (f) The Board of Trustees of Multi-Income Trust shall call and Multi-Income Trust shall hold, a meeting of Multi-Income Trust's shareholders to consider and vote upon this Agreement (the "Shareholders' Meeting") and Multi-Income Trust shall take all other actions reasonably necessary to obtain approval of the transactions contemplated herein. Multi-Income Trust agrees to mail to each shareholder of record entitled to vote at the Shareholders' Meeting at which action on this Agreement is to be considered, in sufficient time to comply with requirements as to notice thereof, a combined Prospectus/Proxy Statement that complies in all material respects with the applicable provisions of Section 14(a) of the Securities Exchange Act of 1934, as amended, and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

     (g) Custodian Funds, on behalf of Income Fund will file with the SEC a registration statement on Form N-14 under the 1933 Act relating to Income Fund Class A Shares issuable hereunder ("Registration Statement"), and will use its best efforts to provide that the Registration Statement becomes effective as promptly as is practicable. At the time it becomes effective, the Registration Statement will (i) comply in all material respects with the applicable provisions of the 1933 Act, and the rules and regulations promulgated thereunder; and (ii) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective, at the time of the Shareholders' Meeting, and on the Closing Date, the Prospectus/Proxy Statement and statement of additional information included in the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (h) Prior to the Closing, Multi-Income Trust will effect an optional prepayment of the Franklin Multi-Income Trust 4.13% Senior Notes due September 15, 2009 (the "Notes") in accordance with the terms of that certain Note Agreement dated as of September 15, 2004 (the "Note Agreement") in an amount equal to 100% of the principal amount of the Notes then outstanding, together with interest accrued thereon to the date of prepayment and the Make Whole Premium (as defined in the Note Agreement), if any, applicable thereto (the "Prepayment").

8. CONDITIONS PRECEDENT TO BE FULFILLED BY MULTI-INCOME TRUST AND CUSTODIAN FUNDS, ON BEHALF OF INCOME FUND.

     The consummation of this Agreement and the Reorganization contemplated hereunder shall be subject to the following respective conditions:

     (a) That: (i) all the representations and warranties of the other party contained herein shall be true and correct as of the Closing with the same effect as though made as of and at such date; (ii) the other party shall have performed all obligations required by this Agreement to be performed by it prior to the Closing; and (iii) the other party shall have delivered to such party a certificate signed by the President or any Vice President and by the Secretary or any Assistant Secretary or equivalent officer to the foregoing effect.

     (b) That each party shall have delivered to the other party a copy of the resolutions approving this Agreement, adopted and approved by the appropriate action of its Board of Trustees or Board of Directors, as the case may be, certified by its Secretary, any Assistant Secretary or equivalent officer.

     (c) That the SEC shall not have issued an unfavorable advisory report under
Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Reorganization under Section 25(c) of the 1940 Act. And, further, no other legal, administrative or other proceeding shall have been instituted or threatened that would materially affect the financial condition of either party or would prohibit the transactions contemplated hereby.

     (d) That this Agreement and the Reorganization contemplated hereby shall have been adopted and approved by the appropriate action of the shareholders of Multi-Income Trust at the Shareholders' Meeting or any adjournment thereof.

     (e) That a distribution or distributions shall have been declared for Multi-Income Trust prior to the Closing Date that, together with all previous distributions, shall have the effect of distributing to its shareholders: (i) all of its ordinary income and all of its capital gain net income, if any, for the period from the close of its last fiscal year to 1:00 p.m., Pacific time, on the Closing Date; and (ii) any undistributed ordinary income and capital gain net income from any period to the extent not otherwise declared for distribution. Capital gain net income has the meaning given such term by Section 1222(9) of the Code.

     (f) That Multi-Income Trust shall, prior to the Closing, effect a prepayment of the Notes in accordance with the terms of the Note Agreement, in an amount equal to 100% of the principal amount of the Notes then outstanding, together with interest accrued thereon to the date of prepayment and the Make Whole Premium (as defined in the Note Agreement), if any, applicable thereto.

     (g) That as of the Closing, there shall be no Persons (as defined in the Note Agreement) that shall be deemed and treated as the owner and holder of one or more Notes for any and all purposes of the Note Agreement and that Multi-Income Trust shall have delivered to Custodian Funds, on behalf of Income Fund, a certificate signed by the Multi-Income Trust President or any Vice President and by the Secretary or any Assistant Secretary or equivalent officer to the foregoing effect.

     (h) That there shall be delivered to Multi-Income Trust, and Custodian Funds, on behalf of Income Fund, an opinion from Stradley, Ronon, Stevens & Young, LLP, counsel to Multi-Income Trust, to the effect that, provided the Reorganization contemplated hereby is carried out in accordance with this Agreement, the laws of the State of Maryland and the laws of the Commonwealth of Massachusetts and based upon certificates of the officers of Multi-Income Trust and Custodian Funds, on behalf of Income Fund, with regard to matters of fact:

                  (1) The acquisition by Income Fund of substantially all the assets of Multi-Income Trust as provided for herein in exchange for Income Fund Class A Shares followed by the distribution by Multi-Income Trust to its shareholders of such Income Fund Class A Shares in complete liquidation of Multi-Income Trust will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and Multi-Income Trust and Income Fund will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code;

                  (2) No gain or loss will be recognized by Multi-Income Trust upon the transfer of substantially all of its assets to Income Fund in exchange solely for voting shares of Income Fund (Sections 361(a) and 357(a) of the Code);

                  (3) No gain or loss will be recognized by Income Fund upon the receipt by it of substantially all of the assets of Multi-Income Trust in exchange solely for voting shares of Income Fund (Section 1032(a) of the Code);

                  (4)  No gain or loss will be recognized by Multi-Income
         Trust upon the distribution of Income Fund Class A Shares to its shareholders in liquidation of Multi-Income Trust (in pursuance of the Reorganization) (Section 361(c)(1) of the Code);

                  (5) The basis of the assets of Multi-Income Trust received by Income Fund will be the same as the basis of such assets to Multi-Income Trust immediately prior to the exchange (Section 362(b) of the Code);

                  (6)  The holding period of the assets of Multi-Income
         Trust received by Income Fund will include the period during which such assets were held by Multi-Income Trust (Section 1223(2) of the Code);

                  (7) No gain or loss will be recognized by the shareholders of Multi-Income Trust upon the exchange of their shares in Multi-Income Trust for voting shares of Income Fund, including fractional shares to which they may be entitled (Section 354(a) of the Code);

                  (8) The basis of Income Fund Class A Shares received by the shareholders of Multi-Income Trust shall be the same as the basis of the Multi-Income Trust Shares exchanged therefor (Section 358(a)(1) of the Code);

                  (9) The holding period of Income Fund Class A Shares received by shareholders of Multi-Income Trust (including fractional shares to which they may be entitled) will include the holding period of the Multi-Income Trust Shares surrendered in exchange therefor, provided that the Multi-Income Trust Shares were held as a capital asset on the effective date of the exchange (Section 1223(1) of the Code); and

                  (10) Income Fund will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the regulations issued by the United States Treasury ("Treasury Regulations")) the items of Multi-Income Trust described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

     (i) That there shall be delivered to Custodian Funds, on behalf of Income Fund, an opinion in form and substance satisfactory to it from Stradley, Ronon, Stevens & Young, LLP, counsel to Multi-Income Trust, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors' rights:

                  (1) Multi-Income Trust is a business trust organized under the laws of the Commonwealth of Massachusetts and is a validly existing business trust and in good standing under the laws of that Commonwealth;

                  (2) Multi-Income Trust is authorized to issue an unlimited number of shares of beneficial interest, par value $0.01 per share. Multi-Income Trust currently issues shares of one class.

                  (3) Multi-Income Trust is a closed-end investment company of the management type registered as such under the 1940 Act;

                  (4)  Except as disclosed in Multi-Income Trust's
         Disclosure Documents, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against Multi-Income Trust, the unfavorable outcome of which would materially and adversely affect Multi-Income Trust;

                  (5) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of Multi-Income Trust; and

                  (6) Neither the execution, delivery, nor performance of this Agreement by Multi-Income Trust violates any provision of its Declaration of Trust or By-laws, each as amended to date, or the provisions of any agreement or other instrument known to such counsel, to which Multi-Income Trust is a party, or by which Multi-Income Trust is otherwise bound; and this Agreement is the legal, valid and binding obligation of Multi-Income Trust and is enforceable against Multi-Income Trust in accordance with its terms.

     In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of Multi-Income Trust with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of Multi-Income Trust.

     (j) That there shall be delivered to Multi-Income Trust an opinion in form and substance satisfactory to it from Bleakley Platt & Schmidt, LLP, counsel to Custodian Funds, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws now or hereafter affecting generally the enforcement of creditors' rights:

                  (1) Custodian Funds is a corporation organized under the laws of the State of Maryland, and is a validly existing corporation and in good standing under the laws of that State;

                  (2) Custodian Funds is authorized to issue 32 billion shares of stock, par value $0.01 per share, each outstanding share of which is fully paid, non-assessable, freely transferable and has full voting rights, and currently issues shares of five series, including Income Fund. Income Fund is further divided into six classes of shares and the number of shares of stock, par value $0.01 per share, and, as of February 28, 2005 has been allocated and designated to each of these classes of shares as follows (i) Class A-7,600,000,000 shares; (ii) Class B-2,000,000,000 shares; (iii) Class B1-1,000,000,000 shares;
         (iv) Class C-3,600,000,000 shares; (v) Class R-1,000,000,000 shares;
         and (vi) Advisor Class-1,000,000,000 shares.

                  (3) Custodian Funds is an open-end investment company of the management type registered as such under the 1940 Act;

                  (4) Except as disclosed in Income Fund's currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against Income Fund, the unfavorable outcome of which would materially and adversely affect Income Fund;

                  (5) Income Fund Class A Shares to be issued pursuant to the terms of this Agreement have been duly authorized and, when issued and delivered as provided in this Agreement and the Registration Statement, will have been validly issued and fully paid and will be non-assessable by Custodian Funds, on behalf of Income Fund;

                  (6) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Custodian Funds, on behalf of Income Fund;

                  (7) Neither the execution, delivery, nor performance of this Agreement by Custodian Funds, on behalf of Income Fund, violates any provision of its Charter or By-laws, each as amended to date, or the provisions of any agreement or other instrument known to such counsel, to which Custodian Funds, on behalf of Income Fund, is a party, or by which Custodian Funds, on behalf of Income Fund, is otherwise bound; and this Agreement is the legal, valid and binding obligation of Custodian Funds, on behalf of Income Fund, and is enforceable against Custodian Funds, on behalf of Income Fund, in accordance with its terms; and

                  (8) The registration statement of Custodian Funds, with respect to Income Fund, of which the prospectus dated February 1, 2005, as supplemented to date (the "Prospectus"), is a part, is effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued, and no proceedings for such purpose have been instituted or are pending before or threatened by the SEC under the 1933 Act, and nothing has come to counsel's attention that causes it to believe that, at the time the Prospectus became effective or at the Closing, such Prospectus (except for the financial statements and other financial and statistical data included therein, as to which counsel need not express an opinion), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such counsel knows of no legal or government proceedings required to be described in the Prospectus, or of any contract or document of a character required to be described in the Prospectus that is not described as required.

     In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of Custodian Funds with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of Custodian Funds.

     (k) That Multi-Income Trust shall have received a certificate from the Presidentor any Vice President and Secretary or any Assistant Secretary of Custodian Funds to the effect that the statements contained in the Prospectus, at the time the Prospectus became effective and at the Closing, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (l) That Custodian Funds' Registration Statement with respect to Income Fund Class A Shares to be delivered to Multi-Income Trust's shareholders in accordance with this Agreement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing Date or shall be in effect at Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

     (m) That Income Fund Class A Shares to be delivered hereunder shall be eligible for sale with each state commission or agency with which such eligibility is required in order to permit Income Fund Class A Shares lawfully to be delivered to each holder of Multi-Income Trust Shares.

     (n) That, at the Closing, there shall be transferred to Custodian Funds, on behalf of Income Fund, aggregate Net Assets of Multi-Income Trust comprising at least 90% in fair market value of the total net assets and 70% of the fair market value of the total gross assets recorded on the books of Multi-Income Trust on the Closing Date.

     (o) That there be delivered to Custodian Funds, on behalf of Income Fund, information concerning the tax basis of Multi-Income Trust in all securities transferred to Custodian Funds, on behalf of Income Fund, together with shareholder information including the names, addresses, and taxpayer identification numbers of the shareholders of Multi-Income Trust as of the Closing Date, the number of shares held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with Multi-Income Trust respect to each shareholder.

     (p) That all consents of other parties, and all other consents, orders and permits of federal, state and local regulatory and self-regulatory authorities (including those of the SEC, any stock exchanges upon which Multi-Income Trust Shares or Income Fund Class A Shares may be listed, and of state Blue Sky securities authorities, including any necessary "no-action" positions or exemptive order from such authorities), required to permit consummation of the Reorganization contemplated hereby shall have been obtained, except where failure to obtain such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of Multi-Income Trust or Income Fund.

9. BROKERAGE FEES AND EXPENSES.

     (a) Custodian Funds, on behalf of Income Fund, and Multi-Income Trust each represents and warrants to the other that there are no broker or finders' fees payable by it in connection with the transactions provided for herein.

     (b) Other than the amount necessary for the Prepayment, which shall be paid by Multi-Income Trust, the expenses of entering into and carrying out the provisions of this Agreement shall be borne one-quarter by Income Fund, one-quarter by Multi-Income Trust, and one-half by Franklin Advisers, Inc.

10. TERMINATION; POSTPONEMENT; WAIVER; ORDER.

     (a) Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Reorganization abandoned at any time (whether before or after approval thereof by the shareholders of Multi-Income Trust) prior to the Closing, or the Closing may be postponed as follows:

                  (1) by mutual consent of Custodian Funds, on behalf of Income Fund, and of Multi-Income Trust;

                  (2) by Custodian Funds, on behalf of Income Fund, if any conditions of its obligations set forth in Section 8 have not been fulfilled or waived; or

                  (3) by Multi-Income Trust, if any conditions of its obligations set forth in Section 8 have not been fulfilled or waived.

     An election by Custodian Funds or Multi-Income Trust to terminate this Agreement and to abandon the Reorganization shall be exercised, respectively, by the Board of Directors of Custodian Funds or the Board of Trustees of Multi-Income Trust.

     (b) If the transactions contemplated by this Agreement have not been consummated by December 31, 2005, this Agreement shall automatically terminate on that date, unless a later date is agreed to by both Custodian Funds and Multi-Income Trust.

     (c) In the event of termination of this Agreement pursuant to the provisions hereof, the same shall become void and have no further effect, and neither Multi-Income Trust, nor Custodian Funds, nor their trustees, officers, or agents, nor the shareholders of Multi-Income Trust or Income Fund shall have any liability in respect of this Agreement, but all expenses incidental to the preparation and carrying out of this Agreement shall be paid as provided in
Section 9(b) hereof.

     (d) At any time prior to the Closing, any of the terms or conditions of this Agreement may be waived by the party who is entitled to the benefit thereof by action taken by that party's Board of Trustees/Directors if, in the judgment of such Board, such action or waiver will not have a material adverse effect on the benefits intended under this Agreement to its shareholders, on behalf of whom such action is taken.

     (e) The respective representations and warranties contained in Sections 4 to 6 hereof shall expire with and be terminated by the Reorganization on the Closing Date, and neither Multi-Income Trust nor Custodian Funds, nor any of their officers, trustees, directors, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing Date. This provision shall not protect any officer, trustee, director, agent or shareholder of Multi-Income Trust or Custodian Funds against any liability to the entity for which that officer, trustee, agent or shareholder so acts or to its shareholders to which that officer, trustee, director, agent or shareholder would otherwise be subject, by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.

     (f) If any order or orders of the SEC with respect to this Agreement shall be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the Board of Directors of Custodian Funds, on behalf of Income Fund and the Board of Trustees of Multi-Income Trust to be acceptable, such terms and conditions shall be binding as if a part of this Agreement without further vote or approval of the shareholders of Multi-Income Trust, unless such terms and conditions shall result in a change in the method of computing the number of Income Fund Class A Shares to be issued to Multi-Income Trust. In which event, unless such terms and conditions shall have been included in the proxy solicitation material furnished to the shareholders of Multi-Income Trust prior to the Shareholders' Meeting at which the transactions contemplated by this Agreement shall have been approved, this Agreement shall not be consummated and shall terminate, unless Multi-Income Trust shall promptly call a meeting of the shareholders of Multi-Income Trust at which such conditions so imposed shall be submitted for approval.

     (g) It is acknowledged that the Declaration of Trust of Multi-Income Trust is on file with the Secretary of The Commonwealth of the Commonweal of Massachusetts and that this Agreement is executed on behalf of Multi-Income Trust by the undersigned as officers and not individually, and that the obligations of this Agreement are not binding upon any of them, the Trustees or the shareholders of Multi-Income Trust individually but are binding only upon the assets and property belonging to Multi-Income Trust for the benefit of which the Trustees have caused this Agreement to be made.

11. ENTIRE AGREEMENT AND AMENDMENTS.

     This Agreement embodies the entire agreement between the parties and there are no agreements, understandings, restrictions, or warranties relating to the transactions contemplated by this Agreement other than those set forth herein or herein provided for. This Agreement may be amended only by mutual consent of the parties in writing. Neither this Agreement nor any interest herein may be assigned without the prior written consent of the other party.

12. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

13. NOTICES.

     Any notice, report, or demand required or permitted by any provision of this Agreement shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to the appropriate Fund, at One Franklin Parkway, San Mateo, California 94403, Attention:
Secretary.

14. GOVERNING LAW.

     This Agreement shall be governed by and carried out in accordance with the laws of the State of Maryland.

     IN WITNESS WHEREOF, Custodian Funds, on behalf of Income Fund, and Multi-Income Trust have each caused this Agreement to be executed on its behalf by its duly authorized officers, all as of the date and year first-above written.

                                            FRANKLIN CUSTODIAN FUNDS, INC.,
                                            ON BEHALF OF FRANKLIN INCOME FUND

Attest:

/s/MURRAY L. SIMPSON                            /s/DAVID P. GOSS
------------------------------------        --------------------------------
Murray L. Simpson                           By: David P. Goss
Secretary                                       Vice President


                                            FRANKLIN MULTI-INCOME TRUST

Attest:

/s/MURRAY L. SIMPSON                            /s/DAVID P. GOSS
------------------------------------        --------------------------------
Murray L. Simpson                           By: David P. Goss
Secretary                                       Vice President